Exhibit 10.1

THIRD AMENDMENT OF RIGHTS AGREEMENT

THIS THIRD AMENDMENT (the “Amendment”) dated as of May 24, 2005, to that certain Rights Agreement dated as of July 24, 1998, as amended by that First Amendment thereto dated November 21, 2000 and the Second Amendment thereto dated as of January 17, 2005 (as amended, the “Rights Agreement”), by and between Computer Network Technology Corporation, a Minnesota corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement; and

WHEREAS, in an action by written consent, the Board of Directors of the Company, in accordance with Sections 27 and 28 of the Rights Agreement, determined it to be desirable and in the best interests of the Company and its shareholders to supplement and amend certain provisions of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.                                      Amendment to Paragraph 7(a).  Paragraph 7(a) of the Rights Agreement is hereby amended and restated as follows:

“(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in Sections 7(e) and 24 hereof, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i)  the time of filing of articles of merger with the Minnesota Secretary of State which causes Condor Acquisition, Inc., a Minnesota corporation, to be merged with and into the Company, with the Company continuing as the Surviving Corporation as a wholly owned subsidiary of McDATA Corporation, (ii) the close of business on July 23, 2008 (“Final Expiration Date”), (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.  The Company will promptly notify the Rights Agent of any filing of the “articles of merger” referred to herein.”

2.                                      Continuing Effect.  The Rights Agreement, except as amended hereby, shall be and remain in full force and effect.

3.                                      Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.  Signature pages delivered by facsimile shall be binding to the same extent as an original.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By	/S/ GREGORY T. BARNUM
	Name:	Gregory T. Barnum
	Title:	Chief Financial Officer and Secretary

MELLON INVESTOR SERVICES LLC

By	/S/ GEORG DRAKE
	Name:	Georg Drake
	Title:	Assistant Vice President